                                                                     EXHIBIT 4.1

                FIRST AMENDMENT TO THE RIGHTS AGREEMENT BETWEEN
                        SANTA FE ENERGY RESOURCES, INC.
                               AS PREDECESSOR TO
                          SANTA FE SNYDER CORPORATION,

                                      AND

            FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS RIGHTS AGENT


         THIS FIRST AMENDMENT ("First Amendment") to the Rights Agreement, dated as of March 3, 1997 (the "Rights Agreement"), is by and between Santa Fe Snyder Corporation, successor to Santa Fe Energy Resources, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"). This First Amendment is dated as of May 5, 1999. Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Rights Agreement.

                                    RECITALS

         WHEREAS, the Company and the Rights Agent have heretofore executed the Rights Agreement; and

         WHEREAS, the Company desires to amend the Rights Agreement to correct typographical errors in the definition of "Preferred Shares" included in (i)
Section 1 of the Rights Agreement, (ii) the Summary of Rights included as Exhibit C to the Rights Agreement and (iii) the Form of Right Certificate included as Exhibit B to the Rights Agreement; and

         WHEREAS, the Company desires to amend the Rights Agreement to revise the second sentence of Section 11(a)(ii); and

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of January 13, 1999, among Snyder Oil Corporation ("SOCO"), a Delaware corporation and the Company, SOCO has merged with and into the Company, with the Company as the surviving entity, and the Company has amended its certificate of incorporation to change its name to Santa Fe Snyder Corporation and has filed a certificate of increase to increase the number of shares of Series A Junior Participating Preferred Stock to 3,000,000, and the Company desires to amend the Rights Agreement to reflect these amendments to its certificate of incorporation;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and in accordance with Section 27 of the Rights Agreement, the parties hereby agree as follows:



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                 1. Section 1(u) of the Rights Agreement is hereby amended, effective as of the date set forth above, by revising such Section to read in its entirety as follows:

                    "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

                 2. The second sentence of Section 11(a)(ii) of the Rights Agreement is hereby amended, effective as of the date set forth above, by revising such section to read as follows:

                    Notwithstanding anything in this agreement to the contrary, however, from and after the time (the "invalidation time") when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement.

                 3. Each usage in the Rights Agreement of "Santa Fe Energy Resources, Inc." is hereby amended, effective as of the date set forth above, to be "Santa Fe Snyder Corporation."

                 4. "2,000,000" in Section 1 of Exhibit A to the Rights Agreement is amended, effective as of the date set forth above, to read "3,000,000."

                 5. The Summary of Rights to Purchase Preferred Shares is hereby amended, effective as of the date set forth above, by revising the Summary of Rights to Purchase Preferred Shares included as Exhibit C to the Rights Agreement to read in its entirety as set forth in the Amended Summary of Rights to Purchase Preferred Shares included as Annex I hereto.



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                  6. The Form of Right Certificate is hereby amended, effective as of the date set forth above, by revising the Form of Right Certificate included as Exhibit B to the Rights Agreement to read in its entirety as set forth in the Amended Form of Right Certificate included as Annex II hereto.

                  7. The Form of Certificate of Designations of Series A Junior Participating Preferred Stock is hereby amended, effective as of the date set forth above, by amending the Form of Certificate of Designations of Series A Junior Participating Preferred Stock included as Exhibit A to the Rights Agreement as set forth in the Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock of Santa Fe Snyder Corporation included as Annex III hereto.

                  8. Except to the extent amended by this First Amendment, the Rights Agreement shall continue in full force and effect.


                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and attested, all as of the day and year first written.


                                       SANTA FE SNYDER CORPORATION
Attest:

By: /s/ Mark A. Older                  By: /s/   David L. Hicks
   ------------------------               -------------------------------------
                                          Name:  David L. Hicks
                                          Title: Vice President -- Law and
                                                 General Counsel


                                       FIRST CHICAGO TRUST COMPANY
                                            OF NEW YORK
Attest:

By: /s/ Mary Garcia                    By: /s/ Joanne Gorostiola
   ------------------------               -------------------------------------
                                          Name:  Joanne Gorostiola
                                          Title: Assistant Vice President


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                                     Annex I

                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES

         On February 19, 1997, the Board of Directors of Santa Fe Energy Resources, Inc., the predecessor of Santa Fe Snyder Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock"). The dividend was paid on March 3, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares") at a price of $42.00 (subject to adjustment as provided in the Rights Agreement) (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock (the earlier of such dates being the "Distribution Date"), the





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Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at 5:00 p.m., Houston, Texas time on July 25, 1999 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of,




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the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividend payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date. If the Company shall pay any dividend or distribution to the holders of its Common Stock consisting of evidences of indebtedness or assets (excluding quarterly cash dividends) prior to the Distribution Date, then the Purchase Price is also subject to adjustment.

         Preferred Shares purchasable upon exercise of the Rights will be nonredeemable. Each Preferred Share will have a minimum preferential quarterly dividend rate of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared on the Common Stock. In the event of liquidation, the holders of the Preferred Shares will receive a preferential liquidation payment equal to the greater of $1.00 or 100 times the payment made per share of Common Stock. Each Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each




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Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after the first public announcement that a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right other than Rights beneficially owned by an Acquiring Person (which will be void) will upon exercise have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will upon exercise have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

         At any time after the first public announcement that any person or group has become an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a Preferred Share (or of




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a share of a class or series of the Company's Preferred Shares having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the close of business on the 10th business day after the public announcement that an Acquiring Person has become such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         For so long as the Rights are then redeemable, the Company may in its sole and absolute discretion amend the Rights Agreement without the consent of the holders of the Rights, except that no amendment can be made to reduce the Redemption price. At such time as the Rights have become non-redeemable, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that (i) no amendment can be made to reduce the Redemption Price, (ii) no such amendment may adversely affect the interest of the holders of the Rights and (iii) the redemption right cannot be reinstated.




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         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated February 28, 1997. A copy of the First Amendment to the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A/A dated May 11, 1999. Copies of the Rights Agreement and the First Amendment to the Rights Agreement are available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the First Amendment to the Rights Agreement, which are hereby incorporated herein by reference.




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
                                    Annex II
                                    Exhibit B
                            Form of Right Certificate
Certificate No. R-                                                 ______ Rights

         NOT EXERCISABLE AFTER _______, 2007 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                           SANTA FE SNYDER CORPORATION

         This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 3, 1997 (the "Rights Agreement"), between Santa Fe Snyder Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Houston, Texas time, on July 25, 1999, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share





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of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares") at a purchase price of $42.00 (subject to adjustment as provided in the Rights Agreement) per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 25, 1999, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised




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

in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $0.01 per share.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.




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         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of , .

                                     SANTA FE SNYDER CORPORATION

ATTEST:

                                     By:
------------------------                --------------------------------------
Name:                                   Name:
Title:                                  Title:


Countersigned:                       FIRST CHICAGO TRUST COMPANY OF NEW YORK



                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:




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                    FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if
             such holder desires to transfer the Right Certificate.)


         FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers onto ________________________________________________________________
                          (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                  ,
      -----------------  --------
                                              Signature
                                                       -------------------------

         Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

--------------------------------------------------------------------------------

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                              Signature
                                                       -------------------------
--------------------------------------------------------------------------------


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

              Form of Reverse Side of Right Certificate - continued

                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)

To:      SANTA FE SNYDER CORPORATION

         The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


                         (Please print name and address)

Dated:                  ,
      ------------------ ---------

                                    Signature

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

            (FORM OF REVERSE SIDE OF RIGHT CERTIFICATE -- CONTINUED)

--------------------------------------------------------------------------------

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                    Signature

--------------------------------------------------------------------------------



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
                                     NOTICE

         The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification act forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    Annex III

                             CERTIFICATE OF INCREASE
                                       OF
                           AUTHORIZED NUMBER OF SHARES
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                           SANTA FE SNYDER CORPORATION

               (Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware)

         Santa Fe Snyder Corporation, a corporation organized and existing under the General Corporation Laws of the State of Delaware (the "Corporation").

         DOES HEREBY CERTIFY:

         That the Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on January 11, 1990, and a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, was filed in said office of the Secretary of State on March 3, 1997;

         That the Board of Directors of the Corporation at a meeting held on January 13, 1999, duly adopted a resolution authorizing and directing an increase in the authorized number of shares of Series A Junior Participating Preferred Stock of the Corporation, from 2,000,000 shares to 3,000,000 shares, all in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.




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                  IN WITNESS WHEREOF, said Santa Fe Snyder Corporation has
caused this Certificate to be signed by David L. Hicks, its Vice President--Law and General Counsel, this 5th day of May, 1999.

                                   SANTA FE SNYDER CORPORATION


                                   By:
                                       -----------------------------------------
                                       David L. Hicks
                                       Vice President -- Law and General Counsel




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